Exhibit 2(d)

                              Certificate of Merger


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                              CERTIFICATE OF MERGER

                                       OF

                                 ALOTTAFUN, INC.
                            (a Wisconsin corporation)

                                  WITH AND INTO

                                ALOTTAFUN!, INC.
                            (a Delaware corporation)

                        (Under Section 252 of the General
                    Corporation Law of the State of Delaware)

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware files this Certificate of Merger and does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         Name                                        State of Incorporation
         ----                                        ----------------------

         Alottafun, Inc.                             Wisconsin
         Alottafun!, Inc.                            Delaware

         SECOND: That an Agreement and Plan of Merger dated as of September 14, 1998 between the parties has been adopted, approved, certified, executed and acknowledged by each of the constituent corporations in accordance with the laws under which each is formed and, as applicable, in the manner as is provided in
Section 251 of the General Corporation Law of the State of Delaware. Pursuant to said Agreement and Plan of Merger, the surviving corporation of the merger shall be Alottafun!, Inc., the Delaware corporation (the "Surviving Corporation").

         THIRD:   That the name of the Surviving Corporation is Alottafun!, Inc.

         FOURTH: That the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the said Alottafun!, Inc., the Delaware corporation.

         FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation. The address of said office is 222 East Erie Street, Milwaukee, Wisconsin 53202 .

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That the authorized capital stock of Alottafun, Inc., the Wisconsin corporation, is 10,000,000 shares of common stock, $.01 par value.

         EIGHTH: That this Certificate of Merger shall be effective as of the date of filing.

         IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed by its President and attested by its Secretary this 14th day of September, 1998.


                                                     Alottafun!, Inc.,
                                                     a Delaware corporation

                                                     By:
                                                        ---------------------
                                                        Michael Porter
                                                        President

ATTEST:


---------------------------
Michael Porter
Secretary







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